Exhibit 99.1

GAIN Capital Reports Third Quarter 2011 Results &

Initiates Quarterly Dividend

– Net Revenue up approximately 5% year-on-year to $53.9 million –

– EBITDA of $15.6 million; EBITDA margin of approximately 29% –

– Adjusted EPS of $0.24 –

BEDMINSTER, N.J., October 27, 2011 — GAIN Capital Holdings, Inc. (NYSE: GCAP), a leading global provider of online trading services, announced its results for the third quarter ended September 30, 2011.

Financial Highlights

(Percentage changes and comparisons are referenced to Q3 2010 except where otherwise specified)

•	Net revenue up 4.7% to $53.9 million, compared to net revenue of $51.5 million

•	EBITDA* of $15.6 million, compared to adjusted EBITDA* of $18.4 million; EBITDA margin of 28.8%

•	Adjusted net income* of $9.3 million, compared to adjusted net income* of $10.5 million

•	Adjusted diluted EPS* of $0.24, compared to adjusted diluted EPS* of $0.27

(*See below for reconciliation of non-GAAP financial measures)

Operating Highlights

(Percentage changes and comparisons are referenced to Q3 2010 except where otherwise specified)

•	Total retail trading volume up 43.7% to $447.9 billion

•	Total institutional trading volume grew to $260.0 billion

•	Traded retail accounts for the trailing twelve months up 8.4% to 65,401

•	Funded retail accounts up 8.7% to 77,013

•	Client assets up 28.8% to $286.4 million

“Third quarter year-on-year revenue growth reflected strong performance in our established markets as well as the continued acceleration of our international expansion. Our strong net revenue and EBITDA performance also demonstrate GAIN’s ability to effectively manage the business during periods of significant market volatility, as we experienced in the third quarter, and our solid EBITDA margin of 28.8% underscores the operating leverage inherent in our business model,” commented Glenn Stevens, Chief Executive Officer.

“In the third quarter, we continued to successfully grow both our retail and institutional businesses, which posted significant year-on-year and sequential volume increases. In particular, our institutional platform, GAIN GTX, showed strong growth, with volume increasing to $260.0 billion, accounting for 36.7% of third quarter trading volume, compared to 12.2% in the third quarter of 2010. Our core retail operating metrics also progressed year-on-year, demonstrating the competitive strengths of our technology, products and service offerings, as well as the net benefit of the dbFX business we acquired from Deutsche Bank AG earlier this year,” Mr. Stevens continued.

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Recent Developments

•	The Board of Directors has voted to initiate a quarterly dividend of $0.05 per share, to be paid on December 23, 2011 to shareholders of record as of December 10, 2011

•	After approving a $10.0 million share repurchase plan in May 2011, the Company has purchased 0.85 million shares for a total of approximately $5.0 million to date

•	The Company recently expanded its revolving credit facility from $20.0 million to $50.0 million

“We are continuously evaluating ways to optimize the allocation of our capital. The initiation of a quarterly dividend and stock repurchase program, while also maintaining a strong cash position and a $50.0 million revolving credit facility, demonstrates our ability to return value to shareholders without compromising the Company’s ability to actively pursue M&A and other strategic opportunities,” Mr. Stevens concluded.

Conference Call

GAIN Capital will host a conference call today at 5:00 pm ET. Those wishing to listen to the call should dial 1.866.383.8108 in the United States or +1.617.597.5343 from elsewhere, and enter the passcode 64745576# at least 10 minutes prior to the start of the call. A live audio webcast of the call, as well as PDF copies of this release and an accompanying presentation, will also be available on the Investor Relations section of the GAIN Capital website.

The audio replay will be available for one week after the call by dialing 1.888.286.8010 in the United States or +1.617.801.6888 from elsewhere, and entering passcode 25400571#. The replay will be available starting approximately two hours after the completion of the conference call.

About GAIN Capital

GAIN Capital Holdings, Inc. (NYSE: GCAP) is a global provider of online trading services. GAIN’s innovative trading technology provides market access and highly automated trade execution services across multiple asset classes, including foreign exchange (forex or FX), contracts for difference (CFDs) and exchange-based products, to a diverse client base of retail and institutional investors.

A pioneer in online forex trading, GAIN Capital operates FOREX.com®, one of the largest and best-known brands in the retail forex industry. GAIN’s other businesses include GAIN GTX, a fully independent FX ECN for hedge funds and institutions, and GAIN Securities, Inc. (member FINRA/SIPC) a licensed U.S. broker-dealer.

GAIN Capital and its affiliates have offices in New York City; Bedminster, New Jersey; London; Sydney; Hong Kong; Tokyo; Singapore and Seoul.

For further company information, visit www.gaincapital.com.

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Consolidated Statements of Operations

In millions, except per share data

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
Revenue
Trading revenue	$52.2	$51.2	$146.1	$147.7
Other revenue	2.0	0.7	4.6	1.9

Total non-interest revenue	54.2	51.9	150.7	149.6

Interest revenue	0.1	0.1	0.3	0.2
Interest expense	(0.4)	(0.5)	(1.1)	(1.7)

Total net interest revenue (expense)	(0.3)	(0.4)	(0.8)	(1.5)

Net revenue	53.9	51.5	149.9	148.1

Expenses
Compensation and benefits	11.6	11.4	34.9	34.0
Selling and marketing	8.8	9.2	28.0	27.7
Trading expenses and commissions	9.9	6.3	25.5	18.6
Bank fees	1.3	1.0	3.4	3.2
Depreciation and amortization	1.0	0.9	2.9	2.5
Purchase intangible amortization	2.7	—	6.4	—
Communications and data processing	0.7	0.8	2.1	2.2
Occupancy and equipment	1.2	1.1	3.5	3.0
Bad debt provision	0.2	0.2	0.8	0.5
Professional fees	1.9	0.5	3.8	1.5
Product development, software and maintenance	1.0	0.9	3.0	2.5
Change in fair value of convertible, redeemable preferred stock embedded derivative (1)	—	109.2	—	48.9
Other	1.9	2.0	5.6	4.6

Total	42.2	143.5	119.9	149.2

Income before tax expense	11.7	(92.0)	30.0	(1.1)
Income tax expense	4.1	6.7	11.0	18.2

Net Income / (loss)	7.6	(98.7)	19.0	(19.3)

Net loss applicable to noncontrolling interest	—	—	—	(0.4)

Net income / (loss) applicable to GAIN Capital Holdings, Inc.	7.6	(98.7)	19.0	(18.9)

Earnings / (loss) per common share (2):
Basic	$0.22	$(32.38)	$0.55	$(6.31)

Diluted	$0.20	$(32.38)	$0.49	$(6.31)

Weighted average common shares outstanding used in computing earnings per common share (2):
Basic	34,625,525	3,047,974	34,313,987	3,001,057

Diluted	38,916,038	38,839,487	39,025,699	37,375,690

(1) For periods prior to the closing of our initial public offering in December 2010, in accordance with FASB ASC 815, Derivatives and Hedging, we accounted for an embedded derivative liability attributable to the redemption feature of our previously outstanding preferred stock. This redemption feature and the associated embedded derivative liability was no longer required to be recognized following the conversion of all of our preferred stock into common stock in connection with our IPO.

(2) In connection with the completion of our IPO, our board of directors approved a 2.29-for-1 stock split of our common stock to be effective immediately prior to the completion of the IPO. The 2.29-for-1 stock split, after giving effect to the receipt by us of 407,692 shares of common stock from all of our pre-IPO common stockholders (on a pro-rata basis) in satisfaction of previously outstanding obligations owed by such stockholders to us, resulted in an effective stock split of 2.26-for-1. Accordingly, all references to share and per share data have been retroactively restated for the three months and nine months ended September 30, 2010 to reflect the effective 2.26-for-1 stock split.

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Consolidated Balance Sheet

In millions, except share data

(unaudited)

	September 30,	December 31,
	2011	2010
ASSETS:
Cash and cash equivalents	$371.2	$284.2
Short term investments	0.1	0.1
Trading securities	—	20.1
Receivables from brokers	78.6	98.1
Property and equipment, net	7.3	7.3
Prepaid assets	10.4	9.9
Goodwill	3.1	3.1
Intangible assets, net	13.0	9.1
Other assets, net	11.5	11.2

Total assets	$495.2	$443.1

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Payables to brokers, dealers, FCMs and other regulated entities	$15.6	$6.1
Payables to customers	270.9	250.6
Accrued compensation and benefits	3.1	5.1
Accrued expenses and other liabilities	16.6	10.5
Income tax payable	7.0	2.6
Notes payable	10.5	18.4

Total liabilities	323.7	293.3

Shareholders’ equity
Common Stock	—	—
Accumulated other comprehensive income	1.0	0.4
Additional paid-in capital	78.7	73.4
Treasury stock, at cost (583,153 shares at September 30, 2011 and zero shares at December 31, 2010, respectively)	(3.3)	—
Retained earnings	95.1	76.0
Total shareholders’ equity	171.5	149.8

Total liabilities and shareholders’ equity	$495.2	$443.1

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* Reconciliations of Non-GAAP Financial Measures

Reconciliation of GAAP Net Income to Adjusted Net Income:

GAIN Capital’s previously outstanding Convertible, Redeemable Preferred Stock Series A, Series B, Series C, Series D, and Series E contained a redemption feature which allowed the holders of our preferred stock at any time on or after March 31, 2011 to require us to repurchase such securities. We had determined that this redemption feature effectively provided such holders with an embedded option derivative meeting the definition of an “embedded derivative” pursuant to FASB ASC 815, Derivatives and Hedging. Consequently, the embedded derivative was required to be bifurcated and accounted for separately. This redemption feature and related accounting treatment was no longer required to be recognized following conversion of all of our outstanding preferred stock into common stock in connection with our IPO. Historically, in accordance with FASB ASC 815, we adjusted the carrying value of the embedded derivative to the fair value of our Company at each reporting date, based upon the Black-Scholes options pricing model, and reported the preferred stock embedded derivative liability on the Condensed Consolidated Balance Sheet, with changes in fair value recorded in our Consolidated Statements of Operations. Historically, this impacted our net income, but did not affect our cash flow generation or operating performance. The embedded derivative caused our earnings to fluctuate, but in our view was not indicative of our historical or expected future operating performance.

Adjusted net income is a non-GAAP financial measure and represents our net income/(loss) excluding (i) the change in fair value of the embedded derivative in our preferred stock, for periods prior to 2011, and (ii) the after-tax impact of amortization of purchased intangibles. As noted above, the embedded derivative in our preferred stock was extinguished at the time of our IPO. Accordingly, beginning in 2011, we no longer include an adjustment for changes in fair value of the embedded derivative and adjusted net income will represent our net income excluding only the after-tax impact of amortization of purchased intangibles. This non-GAAP financial measure has certain limitations, including that it does not have a standardized meaning and, therefore, our definition may be different from similar non-GAAP financial measures used by other companies and/or analysts. Thus, it may be more difficult to compare our financial performance to that of other companies.

Reconciliation of GAAP Net Income to Adjusted Net Income

In thousands, except per share data

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net income (loss) applicable to GAIN Capital Holdings, Inc.	$7,618	$(98,688)	$19,034	$(18,931)
Change in fair value of convertible, redeemable	—	109,219	—	48,937
preferred stock embedded derivative
Add back of purchased intangible amortization, net of tax	1,700	25	3,985	25

Adjusted net income	$9,318	$10,556	$23,019	$30,031

Adjusted earnings per common share:
Basic	$0.27	$3.46	$0.67	$10.01

Diluted	$0.24	$0.27	$0.59	$0.80

Reconciliation of GAAP Net Income to EBITDA/Adjusted EBITDA:

Adjusted EBITDA is a non-GAAP financial measure that prior to the closing of our IPO in December 2010 represented our earnings before interest, taxes, depreciation and amortization and excluded the change in fair value of the embedded derivative in our preferred stock. With the consummation of our IPO, all outstanding shares of our preferred stock converted into common stock. Accordingly, in 2011 we no longer adjust EBITDA for the embedded derivative.

Adjusted EBITDA margin is adjusted EBITDA over revenue excluding interest on our note payable. As noted above, in connection with our IPO, the embedded derivative in our preferred stock was eliminated and

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in 2011, we no longer make any adjustments to EBITDA.

Reconciliation of GAAP Net Income to EBITDA/Adjusted EBITDA

In millions

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net income/(loss) applicable to GAIN
Capital Holdings, Inc.	$7.6	$(98.7)	$19.0	$(18.9)
Change in fair value of convertible, redeemable preferred stock embedded derivative	—	109.2	—	48.9
Plus: Depreciation & amortization	1.0	0.9	2.9	2.5
Plus: Purchase intangible amortization	2.7	—	6.4	—
Plus: Interest expense of note payable	0.2	0.3	0.4	1.0
Plus: Income tax expense	4.1	6.7	11.0	18.2
Less: Net loss applicable to non-controlling interest	—	—	—	(0.4)

EBITDA/Adjusted EBITDA (1)	$15.6	$18.4	$39.7	$51.3

(1)	2011 periods reflect EBITDA; 2010 periods reflect adjusted EBITDA.

Reconciliation of EBITDA/Adjusted EBITDA Margin %

In millions

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenue	$53.9	$51.5	$149.9	$148.1
Interest on note payable	0.2	0.3	0.4	1.0

Revenue (ex. interest on note)	$54.1	$51.8	$150.3	$149.1

EBITDA/Adjusted EBITDA (1)	$15.6	$18.4	$39.7	$51.3

EBITDA/Adjusted EBITDA Margin % (2)	29%	36%	26%	34%

(1)	2011 periods reflect EBITDA; 2010 periods reflect adjusted EBITDA.

(2)	2011 periods reflect EBITDA margin %; 2010 periods reflect adjusted EBITDA margin %.

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Forward Looking Statement:

In addition to historical information, this earnings release contains “forward-looking” statements that reflect management’s expectations for the future. A variety of important factors could cause results to differ materially from such statements. These factors are noted throughout GAIN Capital’s annual report on form 10-K, filed with the Securities and Exchange Commission on March 30, 2011, and include, but are not limited to, the actions of both current and potential new competitors, fluctuations in market trading volumes, financial market volatility, evolving industry regulations, errors or malfunctions in our systems or technology, rapid changes in technology, effects of inflation, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate assets and companies we have acquired, changes in tax policy or accounting rules, fluctuations in foreign exchange rates, adverse changes or volatility in interest rates, as well as general economic, business, credit and financial market conditions, internationally or nationally, and our ability to continue paying a quarterly dividend in light of future financial performance and financing needs. The forward-looking statements included herein represent GAIN Capital’s views as of the date of this release. GAIN Capital undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.

Contacts:

Investor Relations
MBS Value Partners
Noah Schwartz / Lynn Morgen	gain@mbsvalue.com
Phone:	+1 212 750 5800

Public Relations
Feintuch Communications
Christa Conte	gain@feintuchpr.com
Phone:	+1 212 808 4902

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